FINANCIAL SUPPLEMENT 3rd Quarter 2022

Information is unaudited, estimated and subject to change. DISCLAIMER This presentation includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “goal” “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among other things, those described in our most recent Annual Report on Form 10-K, and any subsequent Quarterly Reports on Form 10-Q and Current Report on Form 8-K, under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to:our business and investment strategy; our ability to accurately forecast the payment of future dividends on our common and preferred stock, and the amount of such dividends; our ability to determine accurately the fair market value of our assets; availability of investment opportunities in real estate-related and other securities, including our valuation of potential opportunities that may arise as a result of current and future market dislocations; effect of the novel coronavirus (or COVID-19) pandemic on real estate market, financial markets and our Company, including the impact on the value, availability, financing and liquidity of mortgage assets; how COVID-19 may affect us, our operations and our personnel; our expected investments; changes in the value of our investments, including negative changes resulting in margin calls related to the financing of our assets; changes in interest rates and mortgage prepayment rates; prepayments of the mortgage and other loans underlying our mortgage-backed securities, or RMBS, or other asset-backed securities, or ABS; rates of default, delinquencies or decreased recovery rates on our investments; general volatility of the securities markets in which we invest; our ability to maintain existing financing arrangements and our ability to obtain future financing arrangements; our ability to effect our strategy to securitize residential mortgage loans; interest rate mismatches between our investments and our borrowings used to finance such purchases; effects of interest rate caps on our adjustable-rate investments; the degree to which our hedging strategies may or may not protect us from interest rate volatility; the impact of and changes to various government programs, including in response to COVID-19; impact of and changes in governmental regulations, tax law and rates, accounting guidance, and similar matters; market trends in our industry, interest rates, the debt securities markets or the general economy; estimates relating to our ability to make distributions to our stockholders in the future; our understanding of our competition; availability of qualified personnel; our ability to maintain our classification as a real estate investment trust, or, REIT, for U.S. federal income tax purposes; our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended, or 1940 Act; our expectations regarding materiality or significance; and the effectiveness of our disclosure controls and procedures. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Chimera does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Chimera’s most recent filings with the Securities and Exchange Commission (SEC). All subsequent written and oral forward-looking statements concerning Chimera or matters attributable to Chimera or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. This presentation may include industry and market data obtained through research, surveys, and studies conducted by third parties and industry publications. We have not independently verified any such market and industry data from third-party sources. This presentation is provided for discussion purposes only and may not be relied upon as legal or investment advice, nor is it intended to be inclusive of all the risks and uncertainties that should be considered. This presentation does not constitute an offer to purchase or sell any securities, nor shall it be construed to be indicative of the terms of an offer that the parties or their respective affiliates would accept. Readers are advised that the financial information in this presentation is based on company data available at the time of this presentation and, in certain circumstances, may not have been audited by the company’s independent auditors.

Information is unaudited, estimated and subject to change. 2 PORTFOLIO COMPOSITION 96% of Chimera's equity capital is allocated to mortgage credit Billions 2.6 2.4 0.4 7.4 Equity Recourse Non-Recourse Residential Mortgage Credit Portfolio Agency MBS Portfolio 0 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 Total Assets: 12.9 billion Total Assets: 0.5 billion All data is shown at carrying value as of September 30, 2022 Equity Recourse Non-Recourse

Information is unaudited, estimated and subject to change. 3 9% 3% 88% Non-Agency MBS Agency CMBS and RMBS Loan Portfolio GAAP ASSET ALLOCATION Based on fair value. 10% 3% 87% Non-Agency MBS Agency CMBS and RMBS Loan Portfolio September 30, 2022 June 30, 2022 Chimera continues to focus on its Residential Credit portfolios Total Portfolio: $13.4 billion Total Portfolio: $13.7 billion

Information is unaudited, estimated and subject to change. 4 24% 4% 1%72% Non-Agency and Loans Secured Financing (1) Agency Secured Financing Non-Recourse Debt, Securitized RMBS Non-Recourse Debt, Securitized Loans GAAP FINANCING SOURCES 26% 3% 1% 70% Non-Agency and Loans Secured Financing (1) Agency Secured Financing Non-Recourse Debt, Securitized RMBS Non-Recourse Debt, Securitized Loans (1) Includes secured financing of retained tranches from loan securitizations that are eliminated in consolidation. Securitized debt provides optimal long-term non-recourse financing for Chimera's loan portfolio September 30, 2022 June 30, 2022 Total Portfolio: $10.3 billion Total Portfolio: $10.9 billion (Rate: 2.7%) (Rate: 2.6%) (Rate: 3.1%) (Rate: 5.0%) (Rate: 1.4%) (Rate: 3.5%)

Information is unaudited, estimated and subject to change. 5 NON-AGENCY FINANCING Chimera continues to focus on longer term and non-mark- to-market financing for its non-agency portfolio M ill io ns 110 137 489 105 370 452 421 Mark-to-Market Limited Mark-to-Market Non Mark-to-Market 0 - 3 Months 3 - 6 Months 6 - 12 Months Greater Than 12 Months — 200 400 600 800 M ill io ns 115 112 139 511 108 373 355 403 Mark-to-Market Limited Mark-to-Market Non Mark-to-Market 0 - 3 Months 3 - 6 Months 6 - 12 Months Greater Than 12 Months 0 200 400 600 800 September 30, 2022 June 30, 2022 Total Non-Agency Secured Financing: $2.1 billion(1) Total Non-Agency Secured Financing: $2.1 billion(1) (1) Excludes secured financing on residential mortgage loans.

Information is unaudited, estimated and subject to change. 6 Quarter ended September 30, 2022 Quarter ended June 30, 2022 RESIDENTIAL MORTGAGE CREDIT PORTFOLIO AGENCY PORTFOLIO TOTAL PORTFOLIO RESIDENTIAL MORTGAGE CREDIT PORTFOLIO AGENCY PORTFOLIO (2) TOTAL PORTFOLIO GROSS ASSET YIELD (1): 5.6% 3.6% 5.5% 5.6% 4.0% 5.5% FINANCING COSTS: 3.0% 2.3% 3.0% 2.7% 0.9% 2.7% NET INTEREST SPREAD: 2.6% 1.3% 2.5% 2.9% 3.1% 2.8% NET INTEREST MARGIN: 3.1% 2.2% 3.1% 3.3% 3.5% 3.3% 1) Interest-earning assets at amortized cost 2) Gross asset yields excludes Agency CMBS prepayment penalties for the quarter ended June 30, 2022 For further details please refer to "Net Interest Rate Spread" section in our Quarterly Form 10-Q Item 2 - Management Discussion and Analysis. NET INVESTMENT ANALYSIS

NET ASSET BREAKDOWN

Chimera invests in RMBS securities and securities created through the CIM Sponsored securitizations. Loans are financed through Financing Trusts.

Investments		Chimera Subsidiaries		Securitization Trusts		Financing Trusts		Total
Non-Agency RMBS, at fair value	$	910,244	$	281,054	$	—	$	1,191,298
Agency RMBS, at fair value		38,470		—		—		38,470
Agency CMBS, at fair value		427,984		—		—		427,984
Residential Mortgage Loans (1)		—		10,641,774		432,876		11,074,650
Total Invested Assets	$	1,376,698	$	10,922,828	$	432,876	$	12,732,402
Securitized Debt (Non-Recourse), collateralized by:								
Non-Agency RMBS	$	—	$	79,967	$	—	$	79,967
Residential Mortgage Loans		—		7,354,311		—		7,354,311
Total Securitized Debt (Non-recourse)	$	—	$	7,434,278	$	—	$	7,434,278
Invested Assets less Securitized Debt	$	1,376,698	$	3,488,550	$	432,876	$	5,298,124
Secured Financing Agreements (Recourse):								
Non-Agency RMBS	$	750,240	$	84,313	$	—	$	834,553
Agency RMBS		6,141		—		—		6,141
Agency CMBS		368,554		—		—		368,554
Residential Mortgage Loans		—		1,250,638		361,046		1,611,684
Total Secured Financing Agreements	$	1,124,935	$	1,334,951	$	361,046	$	2,820,932
Net Assets	$	251,763	$	2,153,599	$	71,830	$	2,477,192

All data as of September 30, 2022

$ in thousands

(1) Excludes approximately $634 million of Loans held for investment for September 30, 2022, which were purchased prior to that reporting date and settled subsequent to that reporting period.

Information is unaudited, estimated and subject to change.

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CHIMERA INVESTMENT CORPORATION

CONSOLIDATED LOAN SECURITIZATIONS

VINTAGE	DEAL	TOTAL ORIGINAL FACE	TOTAL OF TRANCHES SOLD	TOTAL OF TRANCHES RETAINED	TOTAL REMAINING FACE	REMAINING FACE OF TRANCHES SOLD	REMAINING FACE OF TRANCHES RETAINED	Call Date
2022	CIM 2022-R3	369,891	283,891	86,000	$369,891	$283,891	86,000	September 2027
2022	CIM 2022-I1	219,442	122,997	96,445	216,821	120,376	96,445	June 2024
2022	CIM 2022-R2	508,202	380,389	127,813	483,686	355,848	127,813	May 2027
2022	CIM 2022-R1	328,226	263,729	64,497	296,127	231,651	64,476	February 2027
2019	CMLTI 2019-E	231,205	178,490	52,716	186,819	133,982	52,716	Currently Callable
2019	SLST 2019-1	1,217,441	941,719	275,722	854,615	598,481	251,302	May 2023
2021	CIM 2021-NR4	167,596	125,747	41,849	143,804	102,682	41,123	November 2022
2021	CIM 2021-R6	353,797	336,284	17,513	264,282	246,769	17,513	September 2026
2021	CIM 2021-R5	450,396	382,836	67,560	387,220	319,848	67,360	August 2024
2021	CIM 2021-R4	545,684	463,831	81,853	422,245	340,165	81,853	June 2024
2021	CIM 2021-R3	859,735	730,775	128,960	624,126	494,141	128,960	April 2024
2021	CIM 2021-NR3	117,373	82,161	35,212	84,754	48,446	36,308	Currently Callable
2021	CIM 2021-R2	1,497,213	1,272,631	224,582	1,036,513	809,255	224,582	March 2025
2021	CIM 2021-NR2	240,425	180,318	60,107	177,822	114,201	63,621	Currently Callable
2021	CIM 2021-R1	2,098,584	1,783,797	314,787	1,450,421	1,130,663	314,787	February 2025
2021	CIM 2021-NR1	232,682	162,877	69,805	162,043	88,751	73,292	Currently Callable
2020	CIM 2020-NR1	131,860	79,115	52,745	105,957	52,939	52,794	Currently Callable
2020	CIM 2020-R7	653,192	562,023	91,169	453,691	362,462	91,168	November 2023
2020	CIM 2020-R6	418,390	334,151	84,239	304,945	220,905	84,041	October 2023
2020	CIM 2020-R5	338,416	257,027	81,389	197,199	115,693	81,389	Clean-up Call
2020	CIM 2020-R4	276,316	207,237	69,079	207,668	138,405	69,079	Currently Callable
2020	CIM 2020-R3	438,228	328,670	109,558	299,105	189,878	109,227	Currently Callable
2020	CIM 2020-R2	492,347	416,761	75,586	330,483	256,263	74,220	Clean-up Call
2020	CIM 2020-R1	390,761	317,608	73,153	284,973	211,603	72,753	February 2023
2019	CIM 2019-R5	315,039	252,224	62,815	188,678	125,913	61,981	Clean-up Call
2019	CIM 2019-R4	320,802	256,641	64,161	199,784	136,696	63,088	November 2022
2019	CIM 2019-R3	342,633	291,237	51,396	194,217	142,716	51,316	October 2022
2019	CIM 2019-R2	464,327	358,172	106,155	322,754	217,706	104,693	Clean-up Call
2019	CIM 2019-R1	371,762	297,409	74,353	247,341	173,834	73,507	Currently Callable
2018	CIM 2018-R6	478,251	334,775	143,476	244,056	103,673	140,383	Currently Callable
2018	CIM 2018-R5	380,194	266,136	114,058	177,123	67,153	109,970	Currently Callable
2018	CIM 2018-R3	181,073	146,669	34,404	75,528	42,881	32,381	April 2023
2017	CIM 2017-7	512,446	348,719	163,727	246,802	91,243	155,559	Currently Callable
2016	CIM 2016-FRE1	185,811	115,165	70,646	77,107	20,408	56,698	Currently Callable
2008	PHHMC 2008-CIM1	619,710	549,142	70,568	9,508	7,016	2,469	Clean-up Call
	TOTAL	$16,749,453	$13,411,353	$3,338,101	$11,328,110	$8,096,536	$3,214,870	

All data as of September 30, 2022
$ in thousands

Information is unaudited, estimated and subject to change.

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CHIMERA INVESTMENT CORPORATION

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